SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2005

GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
formation)

2215 Sanders Road, Suite 400, Northbrook, Illinois 60062

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code (847) 753-7500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On June 21, 2005, the Compensation Committee of Grubb & Ellis Company (the “Company”), pursuant to the authority granted to it by the Company’s Board of Directors, adopted a Long-Term Executive Cash Incentive Plan (the “Plan”). Pursuant to the Plan, no payments are to be made to any participants of the Plan until the first calendar quarter of 2007.

     The foregoing is only intended to be a summary of the terms of the Plan, and is not intended to be a complete discussion of such document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Plan, which is annexed as an Exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

     (c) The following are filed as Exhibits to this Current Report on Form 8-K:

1.	Long-Term Executive Cash Incentive Plan of Grubb & Ellis Company adopted June 21, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
	By:	/s/ Mark E. Rose
Mark E. Rose
Dated: June 27, 2005		Chief Executive Officer